Exhibit 99.2

Ernst & Young Ltd

Maagplatz 1

CH-8010 Zurich

Phone         +41 58 286 31 11

Fax             +41 58 286 30 04

www.ey.com/ch

To the Annual General Meeting of
Weatherford International Ltd., Zug
Zurich, March 4, 2013

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the financial statements of Weatherford International Ltd., which comprise the balance sheet, statement of income and notes (pages SR-2 to SR-18), for the year ended December 31, 2012.

Board of Directors' responsibility
The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company's articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free of material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor's responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss law and Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity's preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements for the year ended December 31, 2012 comply with Swiss law and the company's articles of incorporation.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Robin Errico	/s/ Jolanda Dolente
Licensed audit expert (Auditor in charge)	Licensed audit expert

WEATHERFORD INTERNATIONAL LTD.
BALANCE SHEET

	December 31,
	2012	2011
ASSETS	(In CHF thousands)

Current Assets:
Cash and Cash Equivalents	318	290
Other Current Assets	3,925	2,490
Total Current Assets	4,243	2,780

Leasehold Improvements and Other	7,815	8,358
Intangible Assets	2,278	2,796
Due From Affiliates	66,004	14,724
Investment in Affiliates	9,612,348	8,697,546
Other Assets	5,854	7,484
Total Assets	9,698,542	8,733,688

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts Payable	1,072	1,088
Due to Affiliates	39,590	—
Accrued Expenses	6,080	6,975
Total Current Liabilities	46,742	8,063

Due to Affiliates	332,027	272,858
Deferred Foreign Currency Gains	23,199	15,039
Total Long-Term Liabilities	355,226	287,897

Shareholders' Equity:
Share Capital	973,941	887,137
Legal Reserves:
General Legal Reserves from Capital Contribution	7,259,472	7,205,125
Reserve for Treasury Shares from Capital Contribution	76,894	63,910
Reserve for Treasury Shares	769,126	—
Free Reserves from Capital Contribution	475,000	475,000
Retained Earnings	(257,859)	(193,444)
Total Shareholders' Equity	9,296,574	8,437,728
Total Liabilities and Shareholders' Equity	9,698,542	8,733,688

The accompanying notes are an integral part of these statutory financial statements

Weatherford International Ltd.
Notes to Statutory Financial Statements

WEATHERFORD INTERNATIONAL LTD.
STATEMENT OF INCOME

	Year Ended December 31,
	2012	2011
	(In CHF thousands)

Income	—	—

Cost and Expenses:
General and Administrative Expenses	39,173	32,122
Management Fee	27,000	54,277
Foreign Exchange (Gain)/Loss	(3,531)	4,982
	62,642	91,381

Loss Before Income Taxes	(62,642)	(91,381)

Income Tax	1,773	—

Net Loss	(64,415)	(91,381)

The accompanying notes are an integral part of these statutory financial statements

Weatherford International Ltd.
Notes to Statutory Financial Statements
1.   General

Weatherford International Ltd. ("Weatherford," the "Company," "we," "us," and "our") is the ultimate parent company of the Weatherford group of affiliates ("Weatherford Group").  The statutory financial statements of the Company have been prepared in accordance with the requirements of the Swiss law for companies, the Code of Obligations ("CO").  The Company has listed its equities on the SIX Swiss Exchange ("SIX"), the New York Stock Exchange ("NYSE") and on the NYSE Euronext Paris Exchange ("Euronext") and is registered with the commercial register in the canton of Zug, Switzerland.

2.  Summary of Significant Accounting Policies

Exchange Rate Difference

The Company keeps its accounting records in U.S. Dollars (USD) and translates them into Swiss Francs (CHF) for statutory reporting purposes.  Assets and liabilities denominated in foreign currencies are translated into CHF using the year-end rates of exchange, except investments in affiliates and the Company's equity (other than current-year transactions), which are translated at historical rates.  Income statement transactions are translated into CHF at the average monthly rate.  Exchange differences arising from business transactions are recorded in the income statement, except for net unrealized gains, which are deferred in accordance to Swiss law.

Financial Assets

Investments in affiliates are valued at acquisition cost less adjustments for impairment of value.

Weatherford International Ltd.
Notes to Statutory Financial Statements
3.  Investment in Affiliates

The Company's principal investments in affiliates include:

Name of Legal Entity	Domicile	Equity Interest

Weatherford International de Argentina SA.	Argentina	100%
Weatherford Australia Pty. Ltd.	Australia	100%
PD International Leasing Inc.	Barbados	100%
Key International Drilling Company Limited	Bermuda	100%
Weatherford Bermuda Holdings Ltd.	Bermuda	100%
Weatherford International Limited	Bermuda	100%
Weatherford Services, Ltd.	Bermuda	100%
Weatherford Industria e Comerico Ltda.	Brazil	100%
Helix Equipment Leasing Limited.	British Virgin Islands	100%
Weatherford Colombia Ltd.	British Virgin Islands	100%
Weatherford Drilling International (BVI) Ltd	British Virgin Islands	100%
Weatherford Drilling International Holdings (BVI) Ltd. (1)	British Virgin Islands	100%
Weatherford Holdings (BVI) Ltd.	British Virgin Islands	100%
Weatherford Oil Tool Middle East Limited	British Virgin Islands	100%
Weatherford Services and Rental, Ltd.	British Virgin Islands	100%
Weatherford Canada Partnership	Canada	100%
Weatherford (China) Energy Services Co., Ltd.	China	100%
Weatherford Global Products Limited	Cyprus	100%
Weatherford Oil Tool GmbH	Germany	100%
Weatherford European Holdings (Luxembourg) S.a.r.l	Luxembourg	100%
Weatherford Luxembourg S.a.r.l.	Luxembourg	100%
PD Oilfield Services Mexicana, S. de R.L. de C.V.	Mexico	100%
Weatherford de Mexico, S. de R.L. de C.V.	Mexico	100%
Weatherford Norge A/S.	Norway	100%
Weatherford Services, S.A.	Panama	100%
Weatherford International Eastern Europe SRL.	Romania	100%
Chernogornefteservice, LLC (1)	Russia	100%
Nizhnevartovskburneft, CJSC (1)	Russia	100%
NPRS-1, LLC (1)	Russia	100%
Orenburgburneft, CJSC (1)	Russia	100%
STU, LLC (1)	Russia	100%
UKRS, LLC (1)	Russia	100%
Weatherford LLC	Russia	100%
Precision Energy Services Saudi Arabia Ltd.	Saudi Arabia	100%
Weatherford Asia Pacific Pte. Ltd	Singapore	100%
Weatherford Holdings (Singapore) Pte. Ltd.	Singapore	100%
Weatherford Switzerland Trading and Development GmbH (1)	Switzerland	100%
Weatherford Worldwide Holdings GmbH (1)	Switzerland	100%
Petrowell Limited (1)	U.K.	100%
Weatherford Holdings U.K. Ltd.	U.K.	100%
Weatherford U.K. Limited	U.K.	100%
Integrity Delaware Holdco, Inc.	U.S.	100%
Precision Energy Services, Inc.	U.S.	100%
Precision Oilfield Services, LLP	U.S.	100%
Weatherford Artificial Lift Systems, Inc.	U.S.	100%
Weatherford International, Inc.	U.S.	100%
Weatherford U.S. Holdings, L.L.C.	U.S.	100%
WEUS Holding, Inc.	U.S.	100%
EVI de Venezuela, S.A.	Venezuela	100%
Precision Drilling de Venezuela, C.A.	Venezuela	100%
Weatherford Latin America, S.A.	Venezuela	100%

(1)	Directly owned by Weatherford International Ltd.

Weatherford International Ltd.
Notes to Statutory Financial Statements
4.  Intangible Assets

The Company entered into an agreement with a service provider during 2009 to provide certain administrative support.  In connection with this agreement, the Company was granted a license to certain intellectual property of the service provider.  The Company paid CHF 8 million to the service provider for this license.  During the first quarter of 2011, a portion of this contract was terminated resulting in a CHF 3 million write-down of intangibles.  The remaining prepaid license will continue to be amortized over the life of the contract, which is eight years.  As of December 31, 2012 and 2011, the net book value of the intangibles recognized by the Company was CHF 2.3 million and CHF 2.8 million, respectively.

5.  Shareholders' Equity

	Shares	Share Amount	General Legal Reserves from Capital Contribution	Reserve for Treasury Shares from Capital Contribution (3)	Reserve for Treasury Shares	Free Reserve from Capital Contribution	Retained Earnings	Total Shareholder's Equity
	(In CHF thousands, except share data)

Balance at December 31, 2010	758,446,637	879,798	7,124,852	47,099	-	475,000	(102,063)	8,424,686
								-
Net Income	-	-	-	-	-	-	(91,381)	(91,381)
Shares Issued for business acquisitions (1)	4,653,679	5,398	60,882	-	-	-	-	66,280
Warrants exercised	1,672,906	1,941	36,202	-	-	-	-	38,143
Treasury Share Purchases	-	-	(16,811)	16,811	-	-	-	-
								-
Balance at December 31, 2011	764,773,222	887,137	7,205,125	63,910	-	475,000	(193,444)	8,437,728

Net Income	-	-	-	-	-	-	(64,415)	(64,415)
Treasury Shares issued (2)	70,028,143	81,233	-	-	769,126	-	-	850,359
Warrants exercised	4,803,164	5,571	67,331	-	-	-	-	72,902
Treasury Share Purchases	-	-	(12,984)	12,984	-	-	-	-

Balance at December 31, 2012	839,604,529	973,941	7,259,472	76,894	769,126	475,000	(257,859)	9,296,574

(1)	See Note 6 and Note 13 regarding shares issued for acquisitions in 2011 and 2012.
(2)	See Note 6 and Note 14 regarding issuance of treasury share and related party transactions.
(3)
The reserve for treasury shares represents the cost of treasury shares held indirectly by Weatherford Bermuda Holdings Limited ("WBHL") on behalf of the company.  During 2012, we purchased 880 thousand treasury shares in connection with share-based compensation valued at CHF 13 million.  During 2011, we purchased 885 thousand treasury shares in connection with share-based compensation valued at CHF 17 million.  See Note 6 – Treasury Shares.

Weatherford International Ltd.
Notes to Statutory Financial Statements
Authorized share capital
We acquire businesses we feel are important to our long-term growth strategy.  These acquisitions are included on our balance sheet as Investment in Affiliates. With this purpose in mind, our shareholders approved authorized share capital in the amount of CHF 439,899,049 at the annual general meeting on May 5, 2010, which authorized the issuance of a maximum of 379,223,318 fully paid-in shares with a par value of CHF 1.16 each, expiring on June 23, 2012.
During 2011, acquisitions included the issuance of approximately 4.7 million shares out of authorized share capital valued at CHF 66 million.
As of December 31, 2011, the Company held 374,569,639 authorized shares. During May 2012, the Company issued 70 million registered shares, valued at CHF 850 million. These shares were given as consideration for the contribution of a subsidiary from an indirectly held subsidiary.  See Note 14 for additional details.  The remaining balance expired on June 23, 2012.
Conditional share capital
At the annual general meeting on May 5, 2010, our shareholders approved conditional share capital in the amount of CHF 439,899,049, authorizing the issuance of a maximum of 379,223,318 fully paid-in shares with a par value of CHF 1.16 each.

At December 31, 2010, our wholly owned subsidiary Weatherford International Ltd, Bermuda had warrants outstanding granting rights to purchase up to 12.9 million of our shares.  During March 2011, 4.3 million of these warrants were exercised through net share settlement resulting in the issuance of 1.7 million shares and a corresponding increase in share capital out of conditional share capital.  On February 24, 2012, 4.3 million of these warrants were exercised through physical delivery and were issued out of conditional capital with a fair value of CHF 65 million. On February 28, 2012, the remaining 4.3 million of these warrants were exercised through net share settlement resulting in the issuance of 494 thousand shares out of conditional capital. As of December 31, 2012 and 2011, the Company had 372,747,248 and 377,550,412 conditional shares outstanding, respectively.
  6.    Treasury Shares
For the period from December 31, 2010 to December 31, 2012, the number of treasury shares held by our subsidiaries and their movements are as follows (in thousands):

Balance as of December 31, 2010	18,370

Shares issued for acquisitions	(3,090)
Equity awards granted, vested, and exercised	(2,738)
Balance as of December 31, 2011	12,542

New treasury shares issued	70,028
Shares issued for acquisitions	(3,084)
Equity awards granted, vested, and exercised	(3,356)
Balance as of December 31, 2012	76,130
In May 2012, the Company issued 70 million shares out of authorized share capital, with a fair value of CHF 850 million. These shares are held as treasury shares. See Note 14 for additional details. The treasury shares issued for acquisitions during 2012 and 2011 were valued on the acquisition dates at CHF 37 million and CHF 51 million, respectively.  In addition, the proceeds of the treasury share transfers in connection with exercises of options amounted to CHF 4 million and CHF 3 million for the years ended December 31, 2012 and 2011, respectively.  The transfer of treasury shares under our restricted share plans was at book value.

Weatherford International Ltd.
Notes to Statutory Financial Statements
Included in the consolidated financial statements as of December 31, 2012 and 2011 are 2.4 million shares, and 3.1 million shares, respectively, for restricted share awards outstanding which have restrictions that have not lapsed.  These restricted share awards are excluded from the table above, as they are considered issued shares in accordance with Swiss law.
7.    Significant Shareholders
The tables below show information for each significant shareholder known by us whose participation exceeds 5% of the Company's shares as of December 31, 2012 and 2011, respectively.
For the year ended December 31, 2012:

Name	Number of Shares	Percent of Shares (1)

ClearBridge Investments, LLC (2)	43,812,158	5.22%
Invesco Ltd. (3)	70,260,824	8.37%
ORBIS (4)	60,081,720	7.16%
Weatherford Bermuda Holdings Limited (5)	76,130,863	9.07%

(1)    The percentage indicated is based on the Company's 839,604,529 issued shares as of December 31, 2012.
(2)	The beneficial owner has sole voting power over 43,623,474 shares and sole dispositive power over all shares.
(3)	The beneficial owner has sole voting power over 69,257,856 shares and sole dispositive power over all shares.
(4)	ORBIS includes Orbis Investment Management (U.S.), LLC, Orbis Investment Management Limited and Orbis Asset Management Limited. The beneficial owners have sole voting power and sole dispositive power over all shares.
(5)	WBHL is wholly owned by the Company and therefore the Company is the beneficial owner of these shares and they are deemed treasury shares. These treasury shares do not hold any voting power.
For the year ended December 31, 2011:

Name	Number of Shares	Percent of Shares (6)

Invesco Advisors Inc. (7)	42,677,728	5.58%
ClearBridge Advisors, LLC (8)	39,275,629	5.13%

(6)    The percentage indicated is based on the Company's 764,773,222 issued shares as of December 31, 2011.
(7)	The beneficial owner has sole voting power over 41,675,943 shares and sole dispositive power over all shares.
(8)	The beneficial owner has sole voting power over 34,447,627 shares and sole dispositive power over all shares.

Weatherford International Ltd.
Notes to Statutory Financial Statements
8.    Board of Directors Compensation
The following tables set forth the compensation for each of our non-employee directors for the years ended December 31, 2012 and 2011, respectively.  Mr. Duroc-Danner was an executive officer and director in 2012 and 2011, and his compensation is included in the Executive Management Compensation footnote.  We do not compensate Mr. Duroc-Danner for his service on the Board.
For the year ended December 31, 2012:

Name	Function	Fees Paid In Cash (1)	Share-based Compensation (2)	Total Compensation
		(In CHF thousands)

Robert A. Rayne (3) (5)	Presiding Director and Chairman of the Audit Committee	142	145	287
David J. Butters (3) (5)	Chairman of the Corporate Governance and Nominating Committee	122	145	267
Samuel W. Bodman III (3) (4)		113	145	258
Nicholas F. Brady (5)		81	145	226
William E. Macaulay (4)	Chairman of the Compensation Committee	86	145	231
Robert B. Millard (6)		-	-	-
Robert K. Moses, Jr. (3)(4)		114	145	259
Guillermo Ortiz (3)(4)		126	145	271
Emyr Jones Parry (5)		79	145	224

Total		863	1,160	2,023

For the year ended December 31, 2011:

Name	Function	Fees Paid In Cash (1)	Share-based Compensation (2)	Total Compensation
		(In CHF thousands)

Robert A. Rayne (3) (5)	Presiding Director and Chairman of the Audit Committee	145	172	317
Samuel W. Bodman III (3) (4)	Chairman of the Compensation Committee	133	172	305
Nicholas F. Brady (5)		97	172	269
David J. Butters (3) (5)	Chairman of the Corporate Governance and Nominating Committee	151	172	323
William E. Macaulay (4)		109	172	281
Robert B. Millard (5)		93	172	265
Robert K. Moses, Jr. (3)(4)		131	172	303
Guillermo Ortiz (3) (4)		143	172	315
Emyr Jones Parry (5)		95	172	267

Total		1,097	1,548	2,645

Weatherford International Ltd.
Notes to Statutory Financial Statements

(1)    Fees paid in Cash represent payments from January 1 to December 31 for retainers and meeting attendance.
(2)
Each non-employee director was awarded 12,000 restricted share units on September 14, 2011 and September 12, 2012.  The value above represents the fair value of each award valued on the date of grant based on the Company's closing share price on that day.

(3)	Members of the Audit Committee.
(4)	Members of the Compensation Committee.
(5)	Members of the Corporate Governance and Nominating Committee.
(6)	Effective January 12, 2012, Robert B. Millard resigned as a director of the Company. He received no compensation for director services in 2012.

9.    Executive Management Compensation
The following table sets forth the compensation awarded to our executive management team for the years ended December 31, 2012 and 2011.  Mr. Duroc-Danner was the highest paid executive management team member in 2012 and 2011 based on compensation awarded and is shown separately in the table below in addition to being included in the total.  See Note 10 for a list of executive management team members in 2012 and 2011.

	For the Year Ended December 31, 2012		For The Year Ended December 31, 2011

Type of Compensation	Total for Executive Management Team	Total for Highest Paid Member	Total for Executive Management Team	Total for Highest Paid Member
		(In CHF thousands)

Salary	6,359	1,760	6,390	1,760
Discretionary Bonuses	—	—	4,489	1,430
Share-based Awards (1)(2)	21,421	220	29,923	9,587
Severance Pay (3)	16,969	—	6,463	—
Expatriate/Geographic Benefits (4)	2,197	628	2,251	632
Expatriate Tax Equalization (5)	4,118	2,104	3,577	833
Other (6)	782	227	734	148
Total	51,846	4,939	53,827	14,390

(1)
Share-based awards, which include performance-based share awards, were granted to executive management on various days within the year and vest over the next five years.  The value above is an accumulation of the grant date fair value of each of those awards.  The grant date fair value of each of the awards was based on the Company's closing stock price on the date of grant or when applicable, a calculated fair value derived using a Monte Carlo valuation model.

(2)	On December 18, 2012, Mr. Duroc-Danner voluntarily forfeited an award of 481,058 Performance Units granted on March 23, 2012 valued for compensation accounting purposes at approximately CHF 9.4 million. As a result of forfeiture which was approved by the Compensation Committee, the grant date fair value is not included in the full-year accumlated Share-based Awards amount shown above.
(3)	In 2012 and in 2011 two executives left the company. The amount above represents their severance benefits in accordance with their employment agreements including the retirement benefit due to them in conjunction with the executive pension plan, if eligible.
(4)	Expatriate/Geographic Benefits includes relocation pay, geographic differential, housing, schooling and other similar expatriate benefits.
(5)	Expatriate Tax Equalization represents the difference between cash taxes paid on behalf of the excecutive and amounts withheld from the executive's compensation.
(6)	Other includes benefits such as benefit plan contributions, car allowance, life insurance premiums, club dues, employer healthcare, Medicare and social security costs.

Weatherford International Ltd.
Notes to Statutory Financial Statements
10.    Share Ownership – Board of Directors and Executive Management
The following table shows the amount and nature of shares in the Company as well as conversion and option rights held by each non-employee member of the Board of Directors and any person considered close to each such member as of December 31, 2012 and 2011, respectively.

For the year ended December 31, 2012

Name and Function	Direct (includes 401(k) Shares Held	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Deferred Compensation Plan Holdings	Total

Samuel W. Bodman III	71,906	23,383	—	—	95,289
Member of the Board

Nicholas F. Brady	890,222	20,000	—	5,679	915,901
Member of the Board

David J. Butters	247,146	20,000	302,400	62,831	632,377
Committee Chairman and Member of the Board

William E. Macaulay	1,026,590	20,000	480,000	10,710	1,537,300
Committee Chairman and Member of the Board

Robert K. Moses, Jr .	593,422	20,000	—	11,441	624,863
Member of the Board

Guillermo Ortiz	15,506	23,383	—	—	38,889
Member of the Board

Emyr Jones Parry	27,506	23,383	—	—	50,889
Member of the Board

Robert A. Rayne (1)	191,274	20,000	480,000	21,767	713,041
Presiding Director, Committee Chairman and Member of the Board

(1)	Mr. Rayne serves as a non-executive director of LMS Capital plc, which beneficially own 2,050,000 shares as of December 31, 2012. Mr. Rayne disclaims beneficial ownership of all of the shares beneficially owned by LMS Capital plc.

Weatherford International Ltd.
Notes to Statutory Financial Statements

For the year ended December 31, 2011:

Name and Function	Direct (includes 401(k) Shares Held	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Deferred Compensation Plan Holdings	Total

Samuel W. Bodman III	66,000	18,766	—	—	84,766
Committee Chairman and Member of the Board

Nicholas F. Brady	884,569	15,067	—	5,679	905,315
Member of the Board

David J. Butters	241,493	15,067	302,400	62,831	621,791
Committee Chairman and Member of the Board

William E. Macaulay	1,021,237	15,067	480,000	10,710	1,527,014
Member of the Board

Robert B. Millard	1,317,763	15,067	240,000	8,798	1,581,628
Member of the Board

Robert K. Moses, Jr .	571,769	15,067	—	11,441	598,277
Member of the Board

Guillermo Ortiz	9,600	18,766	—	—	28,366
Member of the Board

Emyr Jones Parry	11,600	18,766	—	—	30,366
Member of the Board

Robert A. Rayne (1)	165,621	15,067	480,000	21,767	682,455
Presiding Director, Committee Chairman and Member of the Board

(1)	Mr. Rayne serves as Chairman and non-executive director of LMS Capital plc, which beneficially own 2,050,000 shares as of December 31, 2011. Mr. Rayne disclaims beneficial ownership of all of the shares beneficially owned by LMS Capital plc.

Weatherford International Ltd.
Notes to Statutory Financial Statements
The following table shows the amount and nature of shares in the Company, as well as conversion and option rights, held by each member of Executive Management and any person considered close to each such member.

For the year ended December 31, 2012:

Name and Function	Direct (includes 401(k) Shares Held	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Unexercisable Options and Performance Units	Deferred Compensation Plan Holdings	Total

Bernard J. Duroc-Danner	2,063,752	—	6,595.861	487,105	151,279	9,297,997
Chairman of the Board,
President and Chief Executive Officer

John H. Briscoe	16,256	107,631	—	138,140	—	262,027
Senior Vice President and
Chief Financial Officer

Peter T. Fontana	311,595	275,797	—	313,485	5,478	906,355
Senior Vice President and
Chief Operating Officer

Nicholas W. Gee	20,816	136,565	—	148,105	—	305,486
Senior Vice President- Formation, Evaluation & Well Construction

Joseph C. Henry	112,300	73,106	38,000	93,816	15,223	332,445
Senior Vice President,
Co-General Counsel and Corporate Secretary

William B. Jacobson	76,348	150,389	—	98,724	—	325,461
Senior Vice President, Co-General Counsel and Chief Compliance Officer

Dharmesh B. Mehta	217,749	114,937	—	92,604	3,370	428,660
Senior Vice President- Completion & Production

James C. Parent	51,000	29,691	—	29,692	—	110,383
Vice President- Tax

Weatherford International Ltd.
Notes to Statutory Financial Statements

For the year ended December 31, 2011:

Name and Function	Direct (includes 401(k) Shares Held	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Unexercisable Options and Performance Units	Deferred Compensation Plan Holdings	Total

Bernard J. Duroc-Danner	1,855,977	132,490	6,595,861	663,784	386,292	9,634,404
Chairman of the Board
President and Chief Executive Officer

Andrew P. Becnel	389,819	87,709	1,083,199	149,060	45,421	1,755,208
Senior Vice President and
Chief Financial Officer

John H. Briscoe	—	62,228	—	71,994	—	134,222
Vice President and Chief
Accounting Officer

Peter T. Fontana	224,385	123,064	—	113,064	5,478	465,991
Senior Vice President and
Chief Operating Officer

Nicholas W. Gee	10,652	56,961	—	75,132	—	142,745
Senior Vice President - Formation, Evaluation and Well Construction

Joseph C. Henry	75,727	58,495	38,000	57,727	16,772	246,721
Vice President, Co-General
Counsel and Corporate Secretary

James M. Hudgins	91,262	25,164	—	42,610	49,302	208,338
Vice President - Tax

William B. Jacobson	47,207	92,331	—	67,543	—	207,081
Vice President, Co-General Counsel and Chief Compliance Officer

Dharmesh Mehta	88,993	35,333	—	—	3,370	127,696
Senior Vice President –
Completion and Production

Weatherford International Ltd.
Notes to Statutory Financial Statements
11.    Risk Assessment Disclosure
Weatherford International Ltd., as the ultimate parent company of the Weatherford Group, is fully integrated into the Company-wide internal risk assessment process.
The Company-wide internal risk assessment process consists of regular reporting to the Board of Directors on identified risks and management's reaction to them.  The procedures and actions to identify the risks, and where appropriate remediate, are performed by specific corporate functions (e.g. Treasury, Legal, Internal Audit, Engineering and Operations) as well as by the business units of the Company.
These functions and business units have the responsibility to support and monitor the Company-wide procedures and processes to ensure their effective operation.
12.    Guarantees, Commitments, Disputes and Litigation
Weatherford International Ltd., as the ultimate parent company of the Weatherford Group, guarantees the obligations of Weatherford International Ltd., a Bermuda exempt company and Weatherford International, Inc.  The guaranteed debt includes certain short-term commercial paper, notes, revolving credit facilities, and debentures totaling approximately CHF 7.9 billion and CHF 7.1 billion at December 31, 2012 and 2011, respectively.  Footnotes 8 and 9 in the Company's consolidated financial statements contain more detailed information on the underlying debt guaranteed by the Company.

Government and Internal Investigations
We are currently involved in government and internal investigations.

The U.S. Department of Commerce, Bureau of Industry & Security, Office of Foreign Assets Control ("OFAC"), U.S. Department of Justice ("DOJ") and U.S. Securities and Exchange Commission ("SEC") have previously undertaken investigations of allegations of improper sales of products and services by the Company's subsidiaries in certain sanctioned countries. The Weatherford Group has cooperated fully with these investigations, since their inception in 2007, and we have retained legal counsel, reporting directly to our Audit Committee, to investigate these matters.

In light of these investigations, the U.S. and foreign policy environment and the inherent uncertainties surrounding these countries, in September 2007 our foreign subsidiaries decided to discontinue doing business in countries that are subject to comprehensive U.S. economic and trade sanctions, specifically Cuba, Iran, and Sudan, as well as Syria. Effective September 2007, our subsidiaries ceased entering into any new contracts in these countries and began an orderly discontinuation and winding down of their existing business in these sanctioned countries. Effective March 31, 2008, our subsidiaries substantially completed their winding down of business in these countries and have conducted further withdrawal activities, pursuant to the licenses issued by OFAC, which have now ceased.

The Weatherford Group has been in negotiations with the U.S. government agencies to resolve the investigation into alleged violations of the trade sanctions laws for more than a year, and these negotiations have advanced significantly. While we expect any liability will ultimately be the responsibility of our subsidiaries, there is a potential exposure for the Company as the ultimate parent.    Further uncertainties remain , pending the ultimate resolution of the investigation, and we or our subsidiaries may not ultimately reach a final settlement with the U.S. government.  As with any potential resolution, the U.S. government may seek to impose modifications to business practices that decrease our business and modifications to the Company's compliance programs, which may increase compliance costs.

Weatherford International Ltd.
Notes to Statutory Financial Statements
Until 2003, the Company's subsidiaries participated in the United Nations oil-for-food program governing sales of goods and services into Iraq. The DOJ and SEC have undertaken investigations of their participation in the oil-for-food program and have subpoenaed certain documents in connection with these investigations.  The Weatherford Group has cooperated fully with these investigations. We have retained legal counsel, reporting to our Audit Committee, to investigate this matter. The Weatherford Group is in negotiations with the government agencies to resolve these matters, and although these negotiations have advanced significantly and we expect any liability will ultimately be the responsibility of our subsidiaries, there is a potential exposure to the Company as the ultimate parent in these matters.  Further, uncertainties remain pending the ultimate resolution of the investigation, and we or our subsidiaries may not ultimately reach a settlement with the U.S. government.  We cannot yet anticipate the timing, outcome or possible impact of the ultimate resolution of the investigations, financial or otherwise.

The DOJ and SEC are also investigating the Weatherford Group compliance with the U.S. Foreign Corrupt Practices Act ("FCPA") and other laws worldwide. We have retained legal counsel, reporting to our Audit Committee, to investigate these matters, and the Weatherford Group is cooperating fully with the DOJ and SEC.  As part of the internal investigations, potential violations of U.S. law in connection with activities in several jurisdictions have been uncovered.  The Weatherford Group has been in negotiations with the government agencies to resolve these matters for more than a year.  Although we believe that these negotiations have advanced significantly, we cannot yet anticipate the timing, outcome or possible impact of the ultimate resolution of the investigations, financial or otherwise.  Further, uncertainties remain pending the ultimate resolution of the investigation, and we or our subsidiaries may not ultimately reach a final settlement with the U.S. government.

       The DOJ, SEC and other U.S. government agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of trade sanctions laws, the FCPA and other federal statutes including, but not limited to, injunctive relief, disgorgement, fines, penalties and modifications to business practices and compliance programs. In recent years, these agencies and authorities have entered into agreements with, and obtained a range of penalties against, several corporations and individuals in similar investigations, under which civil and criminal penalties were imposed, including in some cases fines and other penalties and sanctions in the tens and hundreds of millions of dollars. Any injunctive relief, disgorgement, fines, penalties, sanctions or imposed modifications to business practices resulting from these investigations could adversely affect our results of operations, and the cost of our investigations have been significant.

       To the extent the Weatherford Group violated trade sanctions laws, the FCPA, or other laws or regulations, fines and other penalties may be imposed.  Because these matters are now pending before the indicated agencies, there is some uncertainty as to the ultimate amount of any penalties we may pay as the ultimate parent or that may be paid by our subsidiaries. As we cannot yet anticipate the timing, outcome or possible impact to us as the ultimate parent company related to the final resolution of the investigations, financial or otherwise, we have not yet recognized a loss contingency related to these matters.

The SEC and the DOJ are investigating the circumstances surrounding the material weakness in the Company's internal controls over financial reporting for income taxes that was disclosed on Forms 12b-25 and 8-K on March 1, 2011 and February 21, 2012, respectively, and the related restatements of our historical financial statements. The SIX Exchange Regulation, one of the regulatory bodies of the SIX Swiss Exchange, opened an investigation for similar matters. We are cooperating with the investigations.

Shareholder Litigation
In 2010, shareholders filed suit in the Company's name, nominally against the Company and against those directors in place before June 2010 and certain current and former members of management relating to the U.S. government and internal investigations disclosed in our public filings since 2007. Separately, in 2011 and 2012, shareholders filed suit relating to the material weakness in the Company's internal controls over financial reporting for income taxes that was disclosed on the Forms 12b-25 and 8-K filed on March 1, 2011 and February 21, 2012, and the related restatement of historical financial statements. These suits name the Company as well as current and former members of management and our directors. We cannot predict the ultimate outcome of these claims.

Weatherford International Ltd.
Notes to Statutory Financial Statements
Other Disputes
Our former Senior Vice President and General Counsel (the "Executive") left the Company in June 2009.  The Executive had employment agreements with us that terminated on his departure.  There is currently a dispute between the Executive and us as to the amount of compensation we are obligated to pay under these employment agreements based on the Executive's separation.  This dispute has not resulted in a lawsuit being filed.  It is our belief that an unfavorable outcome regarding this dispute is not probable, and as such, we have not accrued for USD 9 million of the Executive's claimed severance and other benefits.
13.    Business Combinations
In May 2012, we acquired a company that designs and produces well completion tools.  As purchase consideration, we paid CHF 28 million in cash, issued three million shares valued at approximately CHF 37 million, settled a previously existing note receivable for CHF 15 million and entered into a contingent consideration arrangement dependent on the acquired company's 2014 revenue.
In 2011, the Company issued 4.6 million common shares valued at CHF 66 million as consideration for business acquisitions.  In addition, subsidiaries of the Company issued 3 million shares out of treasury valued at CHF 51 million in consideration for business acquisitions.  No common shares were issued for business acquistions during 2012.
14.    Related Party Transactions
A subsidiary of the Company, Weatherford U.S., L.P. ("WUSLP"), performs general and administrative functions and provides oversight management services to most Weatherford entities. WUSLP personnel duties include, but are not limited to, marketing, tax, treasury, risk management, real estate, human resources, information technology, and legal services.
The Company was charged a management fee by WUSLP in consideration for these duties during 2012 and 2011.  These charges included costs incurred on the Company's behalf for executive salaries, board of director fees, financial statement audit fees, internal audit costs and investor relations costs.  In addition, the Company was allocated a percentage of various other functional expenses including legal, financial reporting, tax and treasury activities.
On May 23, 2012, the company issued 70,028,143 fully paid-in new registered shares out of authorized share capital with a fair value of CHF 850 million. These shares were given to Weatherford Bermuda Holdings, Ltd. as consideration for the contribution of Weatherford Drilling International Holdings (BVI) Ltd. to the Company.  Since these shares remained within the Weatherford Group, they are reported as treasury shares on the financial statements.
On February 26, 2010, the Company entered into a credit agreement for a revolving demand note with Weatherford Capital Management Services LLC, a Hungary company, the lender.  The variable interest rate was 2.9% on December 31, 2012.  The outstanding balance was USD 100 million (CHF 91 million) for the year ended December 31, 2012 and USD 97 million (CHF 91 million) for the year ended December 31, 2011.
On March 15, 2010, the Company entered into a credit agreement for a revolving demand note with Weatherford U.S., L.P., the lender.  The variable interest rate was 2.9% on December 31, 2012.  The outstanding balance was USD 142 million (CHF 129 million) for the year ended December 31, 2012 and USD 175 million (CHF 164 million) for the year ended December 31, 2011.
On March 15, 2010, Weatherford International Ltd., a Bermuda company, the borrower, entered into a credit agreement for a revolving demand note with the Company, the lender.  The variable interest rate was 2.9% on December 31, 2012.  As of December 31, 2012 and 2011 there was no balance outstanding under this agreement.

Weatherford International Ltd.
Notes to Statutory Financial Statements
On November 24, 2010, the Company entered into a credit agreement for a revolving demand note with Weatherford International Ltd., a Bermuda company, the lender.  The variable interest rate was 2.9% on December 31, 2011.  The outstanding balance was USD 122 million (CHF 111 million) for the year ended December 31, 2012 and USD 47 million (CHF 44 million) for the year ended December 31, 2011.
15.    Insurance
The Company maintains insurance policies covering the property, equipment and leasehold improvements of the Weatherford Group.  The value of the coverage is at replacement cost, which is in excess of the book value of Weatherford's consolidated property, plant and equipment balance at December 31, 2012 and 2011.
16.    Personnel Expenses
Consolidated personnel expenses for the Weatherford Group for the year ended December 31, 2012 was approximately CHF 3.6 billion and approximately CHF 3.0 billion for the year ended December 31, 2011.
17.    Value Added Tax Group
The Company is part of a Group of Swiss Entities of Weatherford International Ltd. which is jointly and severally liable for the whole Swiss Value Added Tax amount due to the Swiss authorities by this group.